Registration No. 333-61161

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

POST-EFFECTIVE AMENDMENT NO. ONE
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LANDMARK SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or Other Jurisdiction of Incorporation or Organization)	54-1221302 (I.R.S. Employer Identification No.)

12700 Sunrise Valley Drive
Reston, Virginia 20191
(703) 464-1300

(Address of Principal Executive Offices)

LANDMARK SYSTEMS CORPORATION
1998 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Katherine K. Clark
President and Chief Executive Officer
12700 Sunrise Valley Drive
Reston, Virginia 20191

(Name and Address of Agent for Service)

(703) 464-1440

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Steven L. Meltzer, Esq.
Shaw Pittman LLP
1650 Tysons Boulevard
McLean, VA 22102-4859
(703) 770-7900

     On August 11, 1998, Landmark Systems Corporation (the “Company”) registered 1,000,000 shares of common stock issuable pursuant to the terms of its Landmark Systems Corporation 1998 Employee Stock Purchase Plan (the “Plan”). In connection with its August 11, 1998, registration statement, the Company issued 323,226 shares of common stock pursuant to the terms of the Plan. The Company hereby withdraws the registration of the remaining 676,774 shares of common stock registered but not issuable pursuant to the terms of the Plan.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. One to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on February 19, 2002.

LANDMARK SYSTEMS CORPORATION (Registrant)

By: /s/ Katherine K. Clark Katherine K. Clark President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. One to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Katherine K. Clark Katherine K. Clark	President, Chief Executive Officer and Director (Principal Executive Officer)	February 19, 2002

/s/ Frederick S. Rolandi, III Frederick S. Rolandi, III	Vice President, Secretary and Chief Financial Officer (Principal Financial and Accounting Officer)	February 19, 2002

/s/ Patrick H. McGettigan Patrick H. McGettigan	Director	February 19, 2002

/s/ T. Eugene Blanchard T. Eugene Blanchard	Director	February 19, 2002

/s/ James P. Donehey James P. Donehey	Director	February 19, 2002

/s/ Patrick W. Gross Patrick W. Gross	Director	February 19, 2002

/s/ Sudhakar V. Shenoy Sudhakar V. Shenoy	Director	February 19, 2002